As filed with the Securities and Exchange Commission on August 15, 2007

Registration No. 333-44286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Initial Depositor

(Exact name of registrant as specified in charter)

___________

Europe 2001 HOLDRSSM Trust

[Issuer with respect to the receipts]

Delaware	6211	13-5674085

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

___________

250 Vesey Street

New York, New York 10281

(212) 449-1000

(Address, including zip code, and telephone number, including area code, of registrant’s

principal executive offices)

___________

Copies to:

Judith Witterschein, Esq.
Corporate Secretary
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
250 Vesey Street
New York, New York 10281
(212) 449-1000
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PROSPECTUS

1,000,000,000 Depositary Receipts

Europe 2001 HOLDRSSM Trust

The Europe 2001 HOLDRSSM Trust issues Depositary Receipts called Europe 2001 HOLDRSSM representing your undivided beneficial ownership in the equity securities of a group of specified companies that, when the Europe 2001 HOLDRS were initially issued on January 17, 2001, were among the largest European companies whose equity securities were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on November 14, 2000. The Bank of New York is the trustee. You only may acquire, hold or transfer Europe 2001 HOLDRS in a round-lot amount of 100 Europe 2001 HOLDRS or round-lot multiples. Europe 2001 HOLDRS are separate from the underlying deposited equity securities that are represented by the Europe 2001 HOLDRS. For a list of the names and the number of shares of the companies that make up a Europe 2001 HOLDR, see “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS” starting on page 8. The trust will issue the additional Europe 2001 HOLDRS on a continuous basis.

Investing in Europe 2001 HOLDRS involves significant risks. See “Risk Factors” starting on page 3

Europe 2001 HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Europe 2001 HOLDRS are not interests in The Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Europe 2001 HOLDRS are listed on the American Stock Exchange under the symbol “EKH.” On August 9, 2007 the last reported sale price of the Europe 2001 HOLDRS on the American Stock Exchange was $84.06.

______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________

The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

TABLE OF CONTENTS

Summary	2
Risk Factors	3
Highlights of Europe 2001 HOLDRS	8
The Trust	17
Description of Europe 2001 HOLDRS	17
Description of the Underlying Securities	18
Description of the Depositary Trust Agreement	21
U.S. Federal Income Tax Consequences	24
ERISA Considerations	29
Plan of Distribution	29
Legal Matters	29
Where You Can Find More Information	29

______________________

This prospectus contains information you should consider when making your investment decision. With respect to information about Europe 2001 HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Europe 2001 HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Europe 2001 HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences--Non-U.S. Receipt Holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Europe 2001 HOLDRS or of the underlying securities through an investment in the Europe 2001 HOLDRS.

SUMMARY

The Europe 2001 HOlding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of January 17, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds equity securities issued by 41 specified companies that are currently listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System. The New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market are collectively referred to in this prospectus as U.S. stock markets. At the time of the initial offering on January 17, 2001, the Europe 2001 HOLDRS consisted of equity securities of 50 of the largest European companies whose equity securities were listed for trading on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. See “Highlights of Europe 2001 HOLDRS—Reconstitution events” and “Highlights of Europe 2001 HOLDRS—Rights relating to the underlying securities” for a discussion of how equity securities of companies that are not the among the largest European companies whose equity securities are listed on a U.S. stock market are included in the trust. The number of shares of each company’s equity securities held by the trust with respect to each round-lot of Europe 2001 HOLDRS is specified under “Highlights of Europe 2001 HOLDRS?The Europe 2001 HOLDRS.” The securities included in the Europe 2001 HOLDRS consist of American depositary shares, New York registered shares, global shares or ordinary shares and are collectively referred to in this prospectus as equity securities, the securities or the underlying securities.

There are currently 38 companies included in the Europe 2001 HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Europe 2001 HOLDRS are separate from the underlying securities that are represented by the Europe 2001 HOLDRS. On August 9, 2007, there were 278,500 Europe 2001 HOLDRS outstanding.

RISK FACTORS

An investment in Europe 2001 HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Europe 2001 HOLDRS.

General Risk Factors

•

Loss of investment. Because the value of Europe 2001 HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Europe 2001 HOLDRS if the underlying securities decline in value.

•	Discount trading price. Europe 2001 HOLDRS may trade at a discount to the aggregate value of the underlying securities.
•

Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Europe 2001 HOLDRS or other corporate events, such as mergers, a Europe 2001 HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with other fractional shares of such underlying securities included in the HOLDR and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional share ownership in the underlying securities. In addition, if you surrender your Europe 2001 HOLDRS to receive the underlying securities and other property represented by your Europe 2000 HOLDRS, you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•

Not necessarily consisting of the European companies with the largest market capitalization. At the time of the initial offering, the companies included in the Europe 2001 HOLDRS were among the largest European companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000. One or more of the companies whose equity securities are included in the Europe 2001 HOLDRS may no longer be one of the largest European companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Europe 2001 HOLDRS, the securities of a company that is not presently part of the Europe 2001 HOLDRS may be included in the Europe 2001 HOLDRS. In this case, the Europe 2001 HOLDRS may no longer consist solely of securities issued by European companies with the largest market capitalization and, as a result of mergers, acquisitions and stock distributions, the Europe 2001 HOLDRS may in the future include the securities of companies that are not European.

•

No investigation of underlying securities. The underlying securities initially included in the Europe 2001 HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of European issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Europe 2001 HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

•

Concentration of investment. As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in, the Europe 2001 HOLDRS, an investment in Europe 2001 HOLDRS may represent a more concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Europe 2001 HOLDRS and increase your exposure to the risks of concentrated investments.

•

Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Europe 2001 HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Europe 2001 HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Europe 2001 HOLDRS will involve payment of a cancellation fee to the trustee.

•

Trading halts. Trading in Europe 2001 HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Europe 2001 HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Europe 2001 HOLDRS, you will not be able to trade Europe 2001 HOLDRS and you will only be able to trade the underlying securities if you cancel your Europe 2001 HOLDRS and receive each of the underlying securities, even though there is trading in some of the underlying securities.

•

Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Europe 2001 HOLDRS. If the Europe 2001 HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Europe 2001 HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Europe 2001 HOLDRS are delisted. There are currently 38 companies whose securities are included in the Europe 2001 HOLDRS.

•

Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Europe 2001 HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

•

Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Europe 2001 HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Europe 2001 HOLDRS

•

The stock prices of some of the companies included in the Europe 2001 HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Europe 2001 HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the securities of some companies included in the Europe 2001 HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	general market fluctuations;
•	interest rate and currency fluctuations;
•	general political and economic conditions, in Europe and throughout the world;
•	actual or anticipated variations in companies’ quarterly operating results;
•	announcements of technological innovations or new services offered by competitors of the companies included in the Europe 2001 HOLDRS;

•	changes in financial estimates by securities analysts;
•	legal or regulatory developments affecting the companies included in the Europe 2001 HOLDRS or in the industries in which they operate;
•	announcements by competitors of the companies included in the Europe 2001 HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	departures of key personnel;
•	sales of securities of companies included in Europe 2001 HOLDRS in the open market; and
•	difficulty in obtaining additional financing.

In addition, the trading prices of some of the companies included in the Europe 2001 HOLDRS have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many of the underlying securities are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public’s perception of the prospects of the underlying companies, generally, could depress their securities’ prices regardless of the companies’ results. Other broad market and industry factors may decrease the price of the underlying securities, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these equity securities.

•

As a result of fluctuations in the trading prices of the companies included in the Europe 2001 HOLDRS, the trading price of Europe 2001 HOLDRS has fluctuated significantly. The initial offering price of a Europe 2001 HOLDR on January 17, 2001 was $98.12 and during 2006, the price of a Europe 2001 HOLDR reached a high of $79.83 and a low of $60.36.

•

The international operations of the companies included in the Europe 2001 HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Europe 2001 HOLDRS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

•	general economic, social and political conditions;
•	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;
•	differing tax rates, tariffs, exchange controls or other similar restrictions;
•	currency fluctuations;
•

changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

•	reduction in the number or capacity of personnel in international markets.
•	It may be impossible to initiate legal proceedings or enforce judgments against many of the companies included in the Europe 2001 HOLDRS. The companies included in the Europe 2001 HOLDRS were incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on the companies included in the Europe 2001 HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

•

Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Europe 2001 HOLDRS. Holders of American depositary shares, including those included in the Europe 2001 HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

•

Some of the underlying securities included in the Europe 2001 HOLDRS are not U.S. shares or American depositary shares and, as a result, may be subject to different procedures relating to the repayment of taxes and the activities of the transfer agent. The securities of some companies included in the Europe 2001 HOLDRS are subject to withholding tax on dividends and distributions. Some companies may not have special arrangements in place for refunding these withheld taxes. In such case, the holders of these securities will have to independently apply to a foreign tax authority for repayment of withheld taxes. In addition, some of the companies included in the Europe 2001 HOLDRS may also have a non-U.S. transfer agent and may hold the securities outside of the United States. Non-U.S. transfer agents are not subject to procedures that govern the activities of transfer agents in the United States.

•

The primary trading market of most of the underlying securities of Europe 2001 HOLDRS are not U.S. stock exchanges; accordingly, the trading volume of some of the underlying securities may be very low, which could adversely affect the market price of the Europe 2001 HOLDRS. In some cases, the trading volume of some of the underlying securities on a U.S. stock exchange is or may become limited. A low trading volume or liquidity of any of the underlying securities on U.S. stock exchange may adversely affect the market price of an underlying security and of the Europe 2001 HOLDRS.

•

Exchange rate fluctuations could adversely affect the market price of the underlying securities included in the Europe 2001 HOLDRS and the value of the dividends paid by those companies. The result of operations and the financial position of some of the companies underlying Europe 2001 HOLDRS are reported in local currencies. Exchange rate fluctuations between these currencies and the U.S. dollar may adversely affect the market price of the U.S. exchange listed security and the Europe 2001 HOLDRS. In addition, any dividends that are declared, if any, will likely be set in terms of a currency other than U.S. dollars. As a result, exchange rate fluctuations may also negatively affect the value of dividends declared by many of the companies included in the Europe 2001 HOLDRS.

•

Companies whose securities are included in the Europe 2001 HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Europe 2001 HOLDRS. Companies whose securities are included in Europe 2001 HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Europe 2001 HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the software industry.

•

Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the healthcare industry and are subject to the additional risks associated with an investment in companies in this industry. The stock prices of companies involved in the healthcare industry are subject to wide fluctuations in response to a variety of factors including:

•	announcements of technological innovations or new commercial products;
•	developments in patent or proprietary rights;
•	government regulatory initiatives;
•	government regulatory approval processes for product testing and commercialization; and
•	public concern as to the safety or other implications of healthcare products and services.

An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of healthcare companies included in the Europe 2001 HOLDRS.

•

Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

•	the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;
•	an inability to adequately protect proprietary rights;
•	changes in the regulatory environment in which telecommunications companies operate could affect their ability to offer new or existing products and services; and
•	the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of technology and telecommunications companies included in the Europe 2001 HOLDRS.

HIGHLIGHTS OF EUROPE 2001 HOLDRS

This discussion highlights information regarding Europe 2001 HOlding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Europe 2001 HOLDRS.

Issuer	Europe 2001 HOLDRS Trust.

The trust

The Europe 2001 HOLDRS Trust was formed under the depositary trust agreement, dated as of January 4, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee

The Bank of New York, a New York state- chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Europe 2001 HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Europe 2001 HOLDRS.

Purpose of Europe 2001 HOLDRS	Europe 2001 HOLDRS are designed to achieve the following:

Diversification. Europe 2001 HOLDRS are designed to allow you to diversify your investments by holding the equity securities of companies that are among the largest European companies with securities traded on a U.S. stock market, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities. At the time of the initial offering on January 17, 2001, the Europe 2001 HOLDRS consisted of the equity securities of specified companies that were among the largest European companies whose equity securities were listed for trading on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000.

Flexibility. The beneficial owners of Europe 2001 HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Europe 2001 HOLDRS, and can cancel their Europe 2001 HOLDRS to receive each of the underlying securities represented by the Europe 2001 HOLDRS.

Transaction costs. The expenses associated with buying and selling Europe 2001 HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets

The trust holds the equity securities issued by specified companies that, when initially selected, were among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.” There are currently 38 companies included in the Europe 2001 HOLDRS.

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Europe 2001 HOLDRS

The trust has issued, and may continue to issue Europe 2001 HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust on your behalf. The Europe 2001 HOLDRS themselves are separate from the underlying securities that are represented by the Europe 2001 HOLDRS.

The following table provides:

• the names of the 38 issuers of the underlying securities currently represented by the Europe 2001 HOLDRS,

• the stock ticker symbols,

• the share amounts currently represented by a round-lot of 100 Europe 2001 HOLDRS, and

• the principal U.S. market on which the underlying securities are traded.

Name of Company(1)(2)	Ticker	Share Amounts	Primary U.S. Trading Market
AEGON, N.V.	AEG	5.2	NYSE
Alcatel-Lucent*	ALU	3	NYSE
Amdocs Limited	DOX	3	NYSE
ARM Holdings plc*	ARMHY	8	NASDAQ
ASM International N.V.	ASMI	13	NASDAQ
ASML Holding N.V.	ASML	7	NASDAQ
AstraZeneca PLC.*	AZN	4	NYSE
AXA*	AXA	6	NYSE
Bookham Inc.	BKHM	1.2	NASDAQ
BP p.l.c.*	BP	4	NYSE
Business Objects S.A.*	BOBJ	4.5	NASDAQ
DaimlerChrysler AG(3)	DAI	4	NYSE
Deutsche Telekom AG*	DT	5	NYSE
Diageo p.l.c.*	DEO	5	NYSE
Elan Corporation, p.l.c.*	ELN	4	NYSE
Ericsson LM Telephone Company*	ERIC	1.6	NASDAQ
GlaxoSmithKline p.l.c.*	GSK	6	NYSE
Infineon Technologies AG*	IFX	5	NYSE
ING Groep N.V.*	ING	4	NYSE
IONA Technologies p.l.c.*	IONA	3	NASDAQ
Koninklijke Philips Electronics N.V.	PHG	5	NYSE
Millicom International Cellular S.A.*	MICC	8	NASDAQ
Nokia Corp.*	NOK	5	NYSE
Novartis AG*	NVS	5	NYSE
Qiagen N.V.	QGEN	6	NASDAQ
Repsol YPF, S.A.*	REP	11	NYSE
Ryanair Holdings p.l.c.*	RYAAY	16	NASDAQ
Sanofi-Aventis SA*	SNY	4.6956	NYSE
SAP AG*	SAP	4	NYSE
Shire p.l.c.*	SHPGY	4	NASDAQ
Skillsoft p.l.c.*	SKIL	6	NASDAQ
STMicroelectronics N.V.	STM	4	NYSE
Telefonica S.A.*	TEF	4.5558	NYSE
Total S.A.*	TOT	6	NYSE
UBS AG	UBS	6	NYSE
Unilever N.V.	UN	9	NYSE
Vodafone Group p.l.c.*	VOD	5.25	NYSE
WPP Group p.l.c.	WPPGY	3	NASDAQ

* The securities of this non-U.S. company trade in the United States as American depositary shares. Please see “Risk Factors” and “Federal Income Tax Consequences?Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

(1) Effective April 26, 2007, Merck Serono S.A. (NYSE ticker “SRA”), a component of the Europe 2001+ HOLDRS Trust, was delisted from trading on NYSE. As a result of the delisting, shares of Merck Serono S.A. were distributed at a rate of 0.09 Merck Serono S.A. shares per Europe 2001+ HOLDRS.

(2) As a result of the Scheme of Arrangement / Merger of Scottish Power plc (NYSE ticker “SPI”), a constituent of the Europe 2001+ HOLDRS Trust, Iberdrola S.A. will not be added as an underlying security of the Europe 2001+ HOLDRS Trust. For the 5.555557 shares of Scottish Power plc per 100 share round lot of Europe 2001+ HOLDRS, The Bank of New York will receive 3.6577787288 shares of Iberdrola, S.A. and $176.977 in cash.

(3) Effective August 9, DaimlerChrysler AG (NYSE ticker “DCX”), an underlying constituent of the Europe 2001+ HOLDRS Trust, has changed its ticker symbol to “DAI.”

__________________

At the time of the initial offering on January 17, 2001, the companies whose securities were included in the Europe 2001 HOLDRS generally were considered to be among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

The number of outstanding Europe 2001 HOLDRS will increase and decrease as a result of in- kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.

Purchases	You may acquire Europe 2001 HOLDRS in two ways:

• through an in-kind deposit of the required number of securities of the underlying issuers with the trustee; or

• through a cash purchase in the secondary trading market.

Issuance and cancellation fees

If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Europe 2001 HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS. If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.

Commissions

If you choose to deposit underlying securities in order to receive Europe 2001 HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees

The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, the record date for which falls in such calendar year.

Rights relating to Europe 2001 HOLDRS

You have the right to withdraw the underlying securities upon request by delivering a round- lot or integral multiple of a round-lot of Europe 2001 HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Europe 2001 HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities

Europe 2001 HOLDRS represents your beneficial ownership of the underlying securities. Owners of Europe 2001 HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially in street name outside of Europe 2001 HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Europe 2001 HOLDRS and the right to surrender Europe 2001 HOLDRS to receive the underlying securities and other property then represented by the Europe 2001 HOLDRS. Europe 2001 HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Exchange Act. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Europe 2001 HOLDRS. However, due to the nature of Europe 2001 HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Europe 2001 HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Europe 2001 HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Europe 2001 HOLDRS would need to surrender their Europe 2001 HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Europe 2001 HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Europe 2001 HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, and may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Europe 2001 HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Europe 2001 HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Europe 2001 HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the

Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities

As a result of distributions of securities by companies included in the Europe 2001 HOLDRS or other corporate events, such as mergers, a Europe 2001 HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Europe 2001 HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Europe 2001 HOLDRS are outstanding and each round-lot of 100 Europe 2001 HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Europe 2001 HOLDRS. If holders of 50,000 round-lots of 100 Europe 2001 HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Europe 2001 HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Europe 2001 HOLDRS to you in the following four circumstances:

A.    If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

B.    If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

C.    If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Europe 2001 HOLDRS, unless the consideration received consists of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

D.    If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Europe 2001 HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

Termination events

A.    The Europe 2001 HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Europe 2001 HOLDRS are delisted.

B.    The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C. Beneficial owners of at least 75% of outstanding Europe 2001 HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. Federal income tax consequences

The U.S. federal income tax laws will treat a U.S. holder of Europe 2001 HOLDRS as directly owning the underlying securities. The Europe 2001 HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing

The Europe 2001 HOLDRS are listed on the American Stock Exchange under the symbol “EKH.” On August 9, 2007, the last reported sale price of the Europe 2001 HOLDRS on the American Stock Exchange was $84.06.

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Europe 2001 HOLDRS. Bid and ask prices, however, are quoted per single Europe 2001 HOLDR.

Clearance and settlement

Europe 2001 HOLDRS have been issued in book-entry form. Europe 2001 HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures. For further information see “Description of Europe 2001 HOLDRS.”

THE TRUST

General. This discussion highlights information about the Europe 2001 HOLDRS Trust. You should read this information and information about the depositary trust agreement, as well as the depositary trust agreement before you purchase Europe 2001 HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Europe 2001 HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 4, 2001. The Bank of New York is the trustee. The Europe 2001 HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Europe 2001 HOLDRS trust is intended to hold deposited shares for the benefit of owners of Europe 2001 HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

DESCRIPTION OF EUROPE 2001 HOLDRS

The trust has issued Europe 2001 HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Europe 2001 HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

Europe 2001 HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS.”

Beneficial owners of Europe 2001 HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Europe 2001 HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Europe 2001 HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Europe 2001 HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Europe 2001 HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Europe 2001 HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement--Withdrawal of underlying securities.”

Europe 2001 HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Europe 2001 HOLDRS are available only in book-entry form. Owners of Europe 2001 HOLDRS hold their Europe 2001 HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities of the Europe 2001 HOLDRS were, when the Europe 2001 HOLDRS were initially issued on January 17, 2001, the equity securities of a group of specified companies which, at the time of selection, were among the largest European companies whose securities are traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the European companies with the largest market capitalization whose securities are traded on a U.S. stock market. In this case, the Europe 2001 HOLDRS may consist of securities issued by European companies that do not have the largest market capitalization. In addition, as a result of a reconstitution event or a distribution of securities, the securities of a non-European company may be included in the Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Europe 2001 HOLDRS, please refer to “Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS.” If the underlying securities change because of a reconstitution event or as a result of a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Europe 2001 HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the 41 underlying securities currently represented by a single Europe 2001 HOLDR, measured at the close of the business day on July 27, 2000, and thereafter as of the end of each month through August 9, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

2000	Closing Price	2001	Closing Price	2002	Closing Price	2003	Closing Price
July 27	82.05	January 31	71.69	January 31	50.61	January 31	36.30
July 31	81.58	February 28	62.65	February 28	48.69	February 28	34.68
August 31	84.15	March 30	56.97	March 28	51.38	March 31	34.57
September 29	75.71	April 30	65.19	April 30	47.93	April 30	39.17
October 31	73.88	May 31	61.08	May 31	45.39	May 30	41.75
November 30	64.84	June 29	58.19	June 28	42.51	June 30	41.97
December 29	67.69	July 31	57.55	July 31	38.79	July 31	43.04
		August 31	53.88	August 30	38.49	August 29	44.99
		September 28	44.76	September 30	33.18	September 30	44.12
		October 31	48.09	October 31	36.77	October 31	48.93
		November 30	51.24	November 29	39.69	November 28	50.77
		December 31	53.15	December 31	36.71	December 31	54.33

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January 30	55.00	January 31	56.09	January 31	65.97	January 31	78.73
February 27	55.63	February 28	57.89	February 28	64.94	February 28	78.59
March 31	53.88	March 31	56.01	March 31	67.82	March 30	80.53
April 30	52.44	April 29	53.99	April 28	69.26	April 30	85.12
May 28	52.62	May 31	54.97	May 31	66.66	May 31	85.12
June 30	52.89	June 30	54.73	June 30	66.32	June 29	85.83
July 30	49.28	July 29	57.90	July 31	66.28	July 31	84.02
August 31	48.13	August 31	58.46	August 31	68.29	August 9	84.13
September 30	49.81	September 30	59.40	September 29	69.62
October 29	51.71	October 31	58.35	October 31	72.57
November 30	55.39	November 30	59.18	November 30	76.11
December 31	57.16	December 30	61.90	December 29	77.59

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of January 4, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Europe 2001 HOLDRS, provides that Europe 2001 HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies.

The trustee. The Bank of New York serves as trustee. The Bank of New York, which was founded in 1784, was New York’s first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Europe 2001 HOLDRS.

Issuance, transfer and surrender of Europe 2001 HOLDRS. You may create and cancel Europe 2001 HOLDRS only in round-lots of 100 Europe 2001 HOLDRS. You may create Europe 2001 HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS. Similarly, you must surrender Europe 2001 HOLDRS in integral multiples of 100 Europe 2001 HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee’s normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Europe 2001 HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Europe 2001 HOLDRS if such securities are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Europe 2001 HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Europe 2001 HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Europe 2001 HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS.

Further issuances of Europe 2001 HOLDRS. The depositary trust agreement provides for further issuances of Europe 2001 HOLDRS on a continuous basis without your consent.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

A.

If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

B.

If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

C.

If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

D.

If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distributions of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Europe 2001 HOLDRS will surrender their Europe 2001 HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Europe 2001 HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Europe 2001 HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Europe 2001 HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Europe 2001 HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Europe 2001 HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Europe 2001 HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Europe 2001 HOLDRS.

Issuance and cancellation fees. If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS. If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create or cancel Europe 2001 HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Europe 2001 HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Europe 2001 HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Europe 2001 HOLDRS for:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;
•

a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. Receipt Holder”); and

•	any individual, corporation, estate or trust that is not a U.S. Receipt Holder (a “non-U.S. Receipt Holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Europe 2001 HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Europe 2001 HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, a U.S. Receipt Holder that directly, indirectly or constructively owns 10% or more of the voting stock of the successor companies, dealers in securities, a U.S. Receipt Holder that elects to use a mark-to-market method of accounting with respect to securities holdings, U.S. Receipt Holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Europe 2001 HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Europe 2001 HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Europe 2001 HOLDRS

A U.S. Receipt Holder purchasing and owning Europe 2001 HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Europe 2001 HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. Holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. Holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Europe 2001 HOLDRS by U.S. Receipt Holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire after December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. Receipt Holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. Receipt Holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. Receipt Holder who leverages its investment in Europe 2001 HOLDRS. U.S. Receipt Holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

A U.S. Receipt Holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Europe 2001 HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. Receipt Holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. Receipt Holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Europe 2001 HOLDRS for cash in the secondary market, a U.S. Receipt Holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Europe 2001 HOLDRS. Similarly, with respect to sales of Europe 2001 HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Europe 2001 HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Europe 2001 HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. Receipt Holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. Receipt Holder’s holding period with respect to the distributed securities will include the period that the U.S. Receipt Holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. Receipt Holder includes this fee in its tax basis in the underlying securities. A U.S. Receipt Holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Europe 2001 HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. Receipt Holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. Receipt Holder’s investment in the underlying securities and may be deductible. If a U.S. Receipt Holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. Receipt Holders.

As discussed above, dividends received by certain U.S. Receipt Holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates, which currently are scheduled to expire after December 31, 2010. A qualified foreign corporation includes:

•

a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•

a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the Nasdaq National Market System and the New York Stock Exchange), and

•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below),

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. Receipt Holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. Holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. Receipt Holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. Holders, “financial services income.” For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. Holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. Receipt Holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security, the availability of foreign tax credits with respect to such tax maybe limited unless the U.S. Holder has other income from foreign sources. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. Receipt Holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. Receipt Holders of Europe 2001 HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. Holders of Europe 2001 HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. Receipt Holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or
•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. Receipt Holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Europe 2001 HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described i the preceding sentence, a U.S. Receipt Holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. Receipt Holders

A non-U.S. Receipt Holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. Receipt Holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

A non-U.S. Receipt Holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. Receipt Holder’s dividends that are effectively connected with a U.S. trade or business or, where an income tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. Receipt Holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. Receipt Holder whose dividends are effectively connected to a U.S. trade or business or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. Receipt Holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service (the “IRS”).

A non-U.S. Receipt Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Europe 2001 HOLDRS or of the underlying securities unless:

•

that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder,

•

in the case of any gain realized by an individual non-U.S. Receipt Holder, the non-U.S. Receipt Holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•

the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. Receipt Holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. Receipt Holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. Receipt Holder, also be subject to the branch profits tax. We recommend that non-U.S. Receipt Holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Europe 2001 HOLDRS (or the underlying securities). If you are a non-corporate U.S. Receipt Holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. Receipt Holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. Receipt Holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. Receipt Holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Europe 2001 HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Europe 2001 HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Europe 2001 HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Europe 2001 HOLDRS. The trust delivered the initial distribution of Europe 2001 HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Europe 2001 HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Europe 2001 HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Europe 2001 HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Europe 2001 HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Europe 2001 HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Europe 2001 HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill

Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Since the securities of the issuers of the underlying securities are registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC’s Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Europe 2001 HOLDRS. This prospectus relates only to Europe 2001 HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Europe 2001 HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Europe 2001 HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2002, 2003, 2004, 2005 and 2006 through August 9, 2007. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 10. The foreign stock market or markets on which the equity securities of the foreign issuers included in the Europe 2001 HOLDRS, if any, are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

AEGON N.V. (AEG)

AEGON N.V. is a limited liability stock company and international insurance group. AEGON provides life insurance, pension and related savings and investment products through its member companies. AEGON’s business also includes accident and health insurance, property and casualty insurance and some banking activities. AEGON operates in the United States and internationally. AEGON’s products are offered through independent intermediaries and financial advisers, financial institutions, brokers, direct marketing and business partners. New York registered shares of AEGON are traded through the New York Stock Exchange. Shares of AEGON are also traded on the Amsterdam, Frankfurt, London, Tokyo and Zurich Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	22.60	January	12.23	January	15.25	January	13.57	January	16.14	January	19.76
February	20.77	February	10.14	February	14.87	February	14.38	February	16.50	February	19.81
March	23.50	March	7.26	March	12.85	March	13.46	March	18.43	March	19.94
April	22.38	April	10.28	April	12.94	April	12.56	April	17.94	April	20.68
May	20.65	May	9.61	May	12.07	May	12.85	May	16.69	May	20.45
June	19.57	June	10.04	June	12.12	June	12.87	June	17.07	June	19.65
July	12.88	July	12.78	July	11.34	July	14.31	July	16.92	July	18.08
August	13.95	August	12.96	August	10.74	August	14.13	August	17.88
September	9.07	September	11.70	September	10.80	September	14.90	September	18.77
October	12.88	October	13.12	October	11.04	October	15.14	October	18.37
November	15.35	November	13.33	November	12.39	November	15.78	November	18.16
December	12.34	December	14.80	December	13.71	December	16.32	December	18.95

The closing price on August 9, 2007 was $18.05.

ALCATEL-LUCENT (ALU)

Alcatel-Lucent provides solutions that enable service providers, enterprises, and governments to deliver voice, data, and video communication services to end-users worldwide. The company operates in three segments: Carrier, Enterprise, and Services. The Carrier segment comprises the Wireline, Wireless, and Convergence business groups. The Wireline group offers core networks access networks facilitating the delivery of voice, data, and video services. The Wireless group serves the needs of wireless carriers and provides a range of mobile communications, as well as nascent technologies. The Convergence Business group offers a product portfolio, which supports voice, multimedia, entertainment, and converged services. The Enterprise segment develops secure and end-to-end business critical communications products and IP networking products. The Services segment provides network integration and other professional services, network operations services, and maintenance services. American depositary receipts evidencing American depositary shares of Alcatel are traded on the New York Stock Exchange. Shares of Alcatel also trade on the Paris, Amsterdam, Basel, Brussels, Frankfurt, Geneva, Tokyo and Zurich Stock Exchanges, as well as through the European Association of Securities Dealers Automated Quotation System.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	15.39	January	7.26	January	16.75	January	14.32	January	13.40	January	13.00
February	13.69	February	7.09	February	16.19	February	12.99	February	13.50	February	12.81
March	14.17	March	6.89	March	15.85	March	12.07	March	15.40	March	11.82
April	12.61	April	8.06	April	14.66	April	10.76	April	14.42	April	13.25
May	11.51	May	9.24	May	14.41	May	10.92	May	13.27	May	13.72
June	7.11	June	8.95	June	15.49	June	10.91	June	12.61	June	14.00
July	5.21	July	9.86	July	12.94	July	12.20	July	11.28	July	11.60
August	5.03	August	10.89	August	11.73	August	11.67	August	12.53
September	2.33	September	11.83	September	11.73	September	13.42	September	12.18
October	4.89	October	13.18	October	14.61	October	11.74	October	12.70
November	5.71	November	13.02	November	15.54	November	12.34	November	13.28
December	4.44	December	12.85	December	15.63	December	12.40	December	14.22

The closing price on August 9, 2007 was $11.42.

AMDOCS LIMITED (DOX)

Amdocs Limited provides software products and services to the communications industry worldwide. The company offers integrated customer management (ICM) enabling system, which include customer relationship management, order management, service and resource management, mediation, and content revenue management products. Amdocs also supports companies that offer bundled or convergent service packages and provides directory sales and publishing systems for publishers of both traditional printed yellow page and white page directories and electronic Internet directories. In addition, the company offers information technology services and managed services. The company’s customers include communications providers and network operators and service providers. Ordinary shares of Amdocs are traded through the New York Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	36.25	January	12.99	January	28.37	January	29.75	January	32.20	January	34.68
February	28.25	February	13.13	February	27.88	February	29.35	February	33.12	February	34.65
March	26.65	March	13.28	March	27.79	March	28.40	March	36.06	March	36.48
April	21.73	April	17.66	April	26.55	April	26.71	April	37.20	April	36.71
May	18.60	May	19.51	May	24.68	May	27.25	May	37.47	May	38.87
June	7.55	June	24.00	June	23.43	June	26.43	June	36.60	June	39.82
July	7.35	July	20.38	July	21.70	July	29.69	July	36.28	July	36.19
August	7.69	August	22.38	August	20.10	August	29.35	August	37.95
September	6.40	September	18.80	September	21.83	September	27.73	September	39.60
October	6.98	October	21.46	October	25.15	October	26.47	October	38.76
November	11.50	November	25.02	November	25.85	November	26.43	November	38.55
December	9.82	December	22.48	December	26.25	December	27.50	December	38.75

The closing price on August 9, 2007 was $35.23.

ARM HOLDINGS P.L.C. (ARMHY)

ARM Holdings plc designs reduced instruction set computing (RISC) microprocessors, physical intellectual property (IP), and related technology and software. In addition, the company licenses and sells its technology and products to electronics companies, which manufacture, market, and sell microprocessors, application specific integrated circuits, and application-specific standard processors to systems companies for incorporation into various end products. The company also provides consulting and support services to its licensees, systems companies, and other systems designers. ARM Holdings principally operates in Europe, the United States, and Asia Pacific. American depositary receipts evidencing American depositary shares of ARM are traded through the Nasdaq National Market System. Shares of ARM also trade on the London Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	14.35	January	2.37	January	6.80	January	5.51	January	7.11	January	7.24
February	11.95	February	2.53	February	6.78	February	6.18	February	7.20	February	7.53
March	12.35	March	2.44	March	6.52	March	6.00	March	6.89	March	7.85
April	9.70	April	3.08	April	6.16	April	5.40	April	7.41	April	7.98
May	7.95	May	3.95	May	6.39	May	5.95	May	6.60	May	8.30
June	6.52	June	3.39	June	6.65	June	6.14	June	6.26	June	8.75
July	7.08	July	4.33	July	5.84	July	6.35	July	6.49	July	8.90
August	7.23	August	5.48	August	4.32	August	6.31	August	6.80
September	5.90	September	4.89	September	4.57	September	6.27	September	6.56
October	2.73	October	5.79	October	5.35	October	5.75	October	6.56
November	3.28	November	6.21	November	5.83	November	6.29	November	7.10
December	2.63	December	6.90	December	6.18	December	6.21	December	7.30

The closing price on August 9, 2007 was $9.35.

ASM INTERNATIONAL N.V. (ASMI)

ASM International N.V. designs, manufactures and sells equipment and systems used to manufacture semiconductor devices or integrated circuits. ASM’s production equipment and solutions are used by both the front-end and back-end segments of the semiconductor market. Front-end equipment performs various fabrication processes to create the silicon wafer. Back-end equipment separates these processed wafers into numerous individual pieces and assembles, packages and tests the pieces to create semiconductor devices. New York registered shares of ASM are traded through the Nasdaq National Market System. Shares of ASM also trade on the Amsterdam Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	18.88	January	11.54	January	24.80	January	17.25	January	18.01	January	23.19
February	21.37	February	10.99	February	23.64	February	18.62	February	18.58	February	23.00
March	26.11	March	9.98	March	22.10	March	16.46	March	20.08	March	22.16
April	23.00	April	13.63	April	20.33	April	13.48	April	19.25	April	24.37
May	19.40	May	15.46	May	21.85	May	14.84	May	17.03	May	26.47
June	17.26	June	14.87	June	20.68	June	15.91	June	15.64	June	26.69
July	14.09	July	15.71	July	16.49	July	15.46	July	15.54	July	28.22
August	12.52	August	18.20	August	13.76	August	15.55	August	17.44
September	9.05	September	14.73	September	13.28	September	14.11	September	18.14
October	12.70	October	17.46	October	14.22	October	13.28	October	18.34
November	14.80	November	18.93	November	15.90	November	14.61	November	21.07
December	12.90	December	20.24	December	16.39	December	16.81	December	20.93

The closing price on August 9, 2007 was $24.66.

ASML HOLDING N.V. (ASML)

ASM International N.V. and its subsidiaries engage in the research, development, manufacture, marketing, and servicing of equipment and materials used to produce semiconductor devices. The company provides production solutions in the areas of front-end wafer processing and back-end assembly and packaging. The company’s front-end equipment products include vertical furnace systems, single wafer rapid thermal processing systems, single wafer epitaxy systems, single wafer atomic layer deposition systems, and single wafer plasma processing systems. The company’s back-end products comprise die bonding and die sorting systems, flip chip bonding systems, wire bonding, ultrasonic wedge bonding, encapsulation, post encapsulation, and automated systems. ASM International sells its products primarily to manufacturers of semiconductor devices and silicon wafers and has operations in southeast Asia, Europe, the United States, and Japan. Shares of ASML also trade through the Nasdaq National Market System and on the Amsterdam Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	18.95	January	8.01	January	19.26	January	16.43	January	22.60	January	25.48
February	20.35	February	7.23	February	18.26	February	18.32	February	20.68	February	24.58
March	25.37	March	6.57	March	18.33	March	16.77	March	20.37	March	24.75
April	22.33	April	8.81	April	15.57	April	14.49	April	21.14	April	27.25
May	18.54	May	10.05	May	17.61	May	16.12	May	20.34	May	25.77
June	15.12	June	9.57	June	17.11	June	15.66	June	20.22	June	27.45
July	11.85	July	12.94	July	14.19	July	17.60	July	19.90	July	29.56
August	10.24	August	15.77	August	12.94	August	16.90	August	22.06
September	6.19	September	13.12	September	12.87	September	16.51	September	23.28
October	8.60	October	17.55	October	14.25	October	16.98	October	22.84
November	11.16	November	18.82	November	15.26	November	19.15	November	24.90
December	8.36	December	20.05	December	15.92	December	20.08	December	24.63

The closing price on August 9, 2007 was $28.76.

ASTRAZENECA P.L.C. (AZN)

AstraZeneca PLC discovers, develops, manufactures, and markets prescription pharmaceuticals in the areas of cardiovascular, gastrointestinal, neuroscience, oncology, respiratory and inflammation, and infection worldwide. The company’s products primarily include Arimidex for the treatment of hormonal breast cancer; Crestor for the treatment for managing cholesterol levels; Nexium for acid-related diseases; Seroquel, an atypical anti-psychotic, therapy for the treatment of schizophrenia and bipolar mania; and Symbicort for the maintenance treatment of asthma in patients. The company sells its products primarily under the brand names of Pulmicort, Zoladex, Seloken/Toprol-XL, Diprivan, and Merrem. AstraZeneca also engages in the research, development, manufacture, and marketing of medical devices and implants for use in healthcare primarily in urology, surgery, and odontology. In addition, the company develops and manages out-patient cancer centers primarily in the United States. The company markets its products to primary care and specialist physicians, as well as to other healthcare professionals, governments, and healthcare buying groups through sales and marketing network, local marketing companies, distributors, or local representative offices. American depositary receipts evidencing American depositary shares of AstraZeneca are traded on the New York Stock Exchange. Shares of AstraZeneca also trade on the London and Stockholm Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	46.99	January	34.34	January	48.27	January	37.60	January	48.64	January	55.95
February	50.98	February	32.12	February	48.62	February	39.74	February	46.25	February	56.13
March	49.59	March	34.31	March	46.73	March	39.53	March	50.23	March	53.65
April	46.55	April	39.87	April	47.85	April	43.95	April	55.13	April	54.31
May	43.72	May	41.24	May	46.90	May	42.52	May	52.94	May	53.18
June	41.00	June	40.77	June	45.64	June	41.26	June	59.82	June	53.48
July	36.59	July	40.22	July	44.92	July	45.44	July	61.03	July	51.83
August	29.15	August	39.65	August	46.53	August	46.12	August	65.14
September	30.57	September	43.40	September	41.13	September	47.10	September	62.50
October	37.55	October	47.68	October	41.20	October	44.90	October	58.70
November	37.84	November	45.95	November	39.39	November	46.05	November	57.89
December	35.09	December	48.38	December	36.39	December	48.60	December	53.55

The closing price on August 9, 2007 was $48.95.

AXA (AXA)

AXA is the holding company for an international group of insurance and related financial services companies engaged in the financial protection, asset and wealth management business. AXA’s operating business segments are Life and Savings, Property and Casualty, International Insurance (including reinsurance), Asset Management and Other Financial Services. Life and Savings segment offers life insurance products; Property and Casualty segment provides personal and commercial insurance products; International Insurance segment offers reinsurance products principally related to property and catastrophe covers; Asset Management segment provides investment management and related services to individual investors, private customers, mutual funds, and institutional customers; and Other Financial Services segment offers various financial services; banking services, including cash and securities flow management, as well as bank account services and short-term loans. American depositary receipts evidencing American depositary shares of AXA are traded on the New York Stock Exchange. Shares of AXA also trade on the Paris Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	18.63	January	12.59	January	22.70	January	24.27	January	33.87	January	42.47
February	18.44	February	12.11	February	23.10	February	26.82	February	35.38	February	42.67
March	22.45	March	11.79	March	20.99	March	26.68	March	34.96	March	42.60
April	21.40	April	15.19	April	20.59	April	24.72	April	36.61	April	46.06
May	19.62	May	15.13	May	20.60	May	24.49	May	34.75	May	43.69
June	18.17	June	15.61	June	22.14	June	24.91	June	32.78	June	43.04
July	12.15	July	16.88	July	20.50	July	27.30	July	34.39	July	39.16
August	13.70	August	17.78	August	20.55	August	26.70	August	37.26
September	10.00	September	16.99	September	20.28	September	27.53	September	36.91
October	14.66	October	19.00	October	21.65	October	28.96	October	38.12
November	15.83	November	19.26	November	23.45	November	30.04	November	38.02
December	13.45	December	21.47	December	24.75	December	32.33	December	40.33

The closing price on August 9, 2007 was $39.11.

BOOKHAM INC. (BKHM)

Bookham, Inc. supplies optical component solutions for the telecommunications and industrial applications. The company designs, manufactures, and markets optical components, modules, and subsystems that generate, detect, amplify, combine, and separate light signals principally for use in fiber optics communications networks, such as discrete transmitters, transceivers, tunable lasers and transmitter modules, receivers, amplifiers, pump laser chips, transponder modules, thin film filters, and transmitter optical assemblies/receiver optical assemblies. The company principally sells its optical component products to telecommunications systems vendors, as well as to customers in the data communications, military, aerospace, industrial, and manufacturing industries. The company also designs, manufactures, markets, and sells photonics and microwave solutions for various markets, such as research, semiconductor capital equipment, and the military. The company sells two primary families of products in the area of photonics and microwave solutions, which include advanced photonic tools principally used for generating, measuring, moving, manipulating, modulating, and detecting optical signals; and tunable lasers for test and measurement applications. The company sells its products through direct sales force, international sales representatives, resellers, and catalogs in the United Kingdom, China, France, Germany, Switzerland, Canada, Italy, and the United States. American depositary receipts evidencing American depositary shares of Bookham are traded through the Nasdaq National Market System. Shares of Bookham also trade on the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	17.80	January	12.40	January	32.30	January	3.57	January	6.65	January	2.92
February	15.10	February	12.00	February	25.40	February	2.14	February	6.98	February	2.62
March	15.60	March	10.70	March	21.80	March	3.19	March	9.54	March	2.27
April	12.80	April	10.90	April	13.90	April	3.00	April	6.09	April	2.29
May	12.00	May	17.00	May	10.50	May	2.80	May	3.85	May	2.15
June	10.90	June	14.30	June	9.60	June	3.17	June	3.36	June	2.25
July	10.30	July	13.00	July	9.40	July	3.18	July	2.98	July	2.63
August	10.30	August	13.30	August	6.60	August	4.19	August	3.18
September	7.40	September	21.40	September	6.50	September	4.88	September	3.22
October	12.00	October	25.60	October	4.99	October	5.15	October	3.13
November	13.70	November	23.80	November	5.37	November	4.70	November	4.03
December	10.00	December	25.00	December	4.84	December	5.72	December	4.07

The closing price on August 9, 2007 was $2.95.

BP P.L.C. (BP)

BP p.l.c. provides fuel for transportation, energy for heat and light, retail services, and petrochemicals products. The company operates in three segments: Exploration and Production; Refining and Marketing; and Gas, Power, and Renewables. The Exploration and Production segment engages in the oil and natural gas exploration, development, and production. This segment also owns and manages crude oil and natural gas pipelines; processing and export terminals; and liquefied natural gas (LNG) processing facilities and transportation. The Refining and Marketing segment engages in the supply and trading, refining, marketing, and transportation of crude oil, petroleum, and chemical products to wholesale and retail customers. The Gas, Power, and Renewables segment engages in marketing and trading gas and power; marketing LNG; processing, fractionating, and marketing of ethane, propane, butanes, and pentanes extracted from natural gas; and low-carbon power generation. The company operates in Europe, the United States, Canada, Russia, South America, Australasia, Asia, and Africa. American depositary receipts evidencing American depositary shares of BP are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of BP also trade on the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	46.72	January	39.01	January	47.60	January	59.62	January	72.31	January	63.51
February	49.55	February	38.11	February	49.20	February	64.92	February	66.42	February	61.54
March	53.10	March	38.59	March	51.20	March	62.40	March	68.94	March	64.75
April	50.80	April	38.54	April	52.90	April	60.90	April	73.72	April	67.32
May	51.07	May	41.89	May	53.00	May	60.20	May	70.70	May	67.01
June	50.49	June	42.02	June	53.57	June	62.38	June	69.61	June	72.14
July	46.40	July	41.55	July	56.36	July	65.88	July	72.52	July	69.40
August	46.80	August	41.72	August	53.70	August	68.38	August	68.05
September	39.90	September	42.10	September	57.53	September	70.85	September	65.58
October	38.45	October	42.38	October	58.25	October	66.40	October	67.10
November	39.21	November	42.69	November	61.35	November	65.84	November	68.08
December	40.65	December	49.35	December	58.40	December	64.22	December	67.10

The closing price on August 9, 2007 was $65.64.

BUSINESS OBJECTS S.A. (BOBJ)

Business Objects S.A. provides business intelligence software and services worldwide. The company develops, markets, distributes, and provides solutions that enable organizations to track, understand, and manage enterprise performance within and beyond the enterprise. The company also offers information discovery and delivery solutions and query and analysis products that allow end users to interact with business information and answer ad-hoc questions themselves without advanced knowledge of the underlying data sources and structures. In addition, it offers enterprise performance management tools. The company sells its products and services through direct sales, system integrators, value-added resellers, distributors, original equipment manufacturers, and other channel partners. American depositary receipts evidencing American depositary shares of Business Objects are traded through the Nasdaq National Market System. Shares of Business Objects also trade on the Paris Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	40.30	January	16.05	January	34.66	January	24.39	January	41.50	January	37.64
February	38.12	February	17.20	February	30.27	February	27.96	February	37.29	February	36.10
March	43.96	March	16.35	March	28.50	March	26.89	March	36.47	March	36.19
April	33.67	April	21.73	April	21.92	April	25.81	April	32.33	April	37.51
May	28.53	May	20.25	May	21.94	May	28.66	May	29.49	May	41.11
June	28.10	June	21.86	June	22.58	June	26.30	June	27.20	June	38.84
July	19.39	July	24.28	July	21.33	July	33.01	July	24.33	July	45.00
August	19.12	August	27.05	August	18.58	August	33.34	August	27.86
September	10.62	September	24.96	September	23.30	September	34.76	September	34.09
October	14.90	October	32.86	October	25.55	October	34.27	October	37.04
November	19.99	November	34.10	November	23.28	November	39.74	November	38.82
December	15.00	December	34.68	December	25.34	December	40.41	December	39.45

The closing price on August 9, 2007 was $40.87.

DAIMLERCHRYSLER AG (DAI)

DaimlerChrysler AG engages in the development, manufacture, distribution, and sale of automotive products, including passenger cars, trucks, vans, and buses worldwide. The company operates in five segments: Mercedes Car Group; Chrysler Group; Truck Group; Financial Services; and Van, Bus, Other. The Mercedes Car Group segment designs, produces, and sells Mercedes-Benz passenger cars. The Chrysler Group segment offers full and mid-size, and compact cars; standard and extended wheelbase minivans; full and mid-size pick-up trucks; sport utility vehicles; full-size vans; and models in the sports tourer segment. The Truck Group segment manufactures and sells Mercedes-Benz trucks, Freightliner trucks, Sterling trucks, Western Star trucks, Thomas Built buses, and Mitsubishi Fuso trucks and buses. The Financial Services segment offers financing and leasing packages for its retail and wholesale customers in the automotive sector; provides financing to dealers for property, plant, equipment purchases, and vehicle inventory; operates the DaimlerChrysler bank that offers leasing and sales financing services, car savings plans, credit cards, and demand deposit accounts, as well as insurance brokerage and fleet management services, including dealer property and casualty insurance. The Van, Bus, Other segment offers Mercedes-Benz vans and city-buses, coaches, interurban buses, midi buses, and bus chassis. This segment also includes equity investment in EADS N.V., a supplier in the aerospace and defense sectors, and real estate and corporate research activities. DaimlerChrysler markets its products and services through dealers and wholesale distributors, as well as through its own retail outlets. Global shares of DaimlerChrysler trade on the New York Stock Exchange. Shares of DaimlerChrysler also trade on the Frankfurt and Stuttgart Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	40.56	January	30.60	January	47.53	January	45.51	January	57.32	January	62.49
February	39.88	February	30.57	February	44.93	February	46.10	February	55.47	February	68.07
March	45.03	March	29.31	March	41.74	March	44.72	March	57.41	March	81.81
April	45.64	April	32.40	April	44.40	April	39.39	April	54.89	April	80.51
May	49.38	May	31.56	May	44.48	May	40.29	May	52.61	May	91.48
June	48.23	June	34.72	June	47.07	June	40.51	June	49.36	June	91.95
July	42.76	July	35.73	July	44.89	July	48.42	July	51.65	July	90.75
August	42.86	August	38.23	August	41.77	August	51.68	August	52.78
September	33.51	September	35.06	September	41.42	September	53.12	September	49.96
October	34.10	October	36.94	October	41.45	October	50.05	October	56.93
November	36.38	November	38.04	November	44.81	November	50.29	November	58.28
December	30.65	December	46.22	December	48.05	December	51.03	December	61.41

The closing price on August 9, 2007 was $84.35.

DEUTSCHE TELEKOM AG (DT)

Deutsche Telekom AG provides telecommunications and information technology services. The company operates in three segments: Broadband/Fixed Network, Mobile Communications, and Business Customers. The Broadband/Fixed Network segment offers network communications services consisting of network access products and calling services; wholesale services, including voice services, Internet protocol (IP) services, and network and access services and solutions; IP/Internet products and services; data communications services and solutions; value-added services, which consist of toll-free services and public payphones; publishing services, customer retention programs, installation, and maintenance services; terminal equipment for telecommunications; and fixed-line network services and multimedia services. The Mobile Communications segment comprises the activities of T-Mobile division, which provides digital mobile telephony services; and non-voice services, such as short messaging services, multimedia messaging services, and other data services to residential and business customers. The Business Customers segment includes the activities of T-Systems division that provides information and communications technology services to German and international companies, non-profit organizations, and governmental agencies. Deutsche Telekom has operations primarily in Europe and North America. American depositary receipts evidencing American depositary shares of Deutsche Telekom AG are included in the Market Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom AG also trade on German and Japanese Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	14.81	January	12.52	January	19.90	January	21.63	January	15.85	January	17.61
February	14.09	February	11.47	February	19.67	February	20.87	February	15.79	February	17.96
March	14.98	March	11.02	March	18.04	March	19.96	March	16.82	March	16.53
April	13.23	April	13.40	April	17.08	April	18.79	April	18.01	April	18.36
May	10.80	May	15.02	May	16.84	May	18.65	May	16.25	May	18.54
June	9.31	June	15.20	June	17.71	June	18.42	June	16.04	June	18.41
July	11.32	July	15.05	July	16.67	July	19.78	July	15.52	July	17.18
August	11.00	August	14.34	August	17.53	August	19.08	August	14.64
September	8.27	September	14.44	September	18.66	September	18.24	September	15.87
October	11.38	October	15.61	October	19.27	October	17.70	October	17.40
November	12.21	November	16.48	November	21.22	November	16.59	November	17.80
December	12.70	December	18.13	December	22.68	December	16.63	December	18.20

The closing price on August 9, 2007 was $17.99.

DIAGEO P.L.C. (DEO)

Diageo plc engages in the manufacture and distribution of spirits, wines, and beer worldwide. The company offers a range of premium brands, including Smirnoff vodka, Johnnie Walker Scotch whiskies, Guinness stout, Baileys Original Irish Cream liqueur, J&B Scotch whisky, Captain Morgan rum, and Tanqueray gin. American depositary receipts evidencing American depositary shares of Diageo are traded on the New York Stock Exchange. Shares of Diageo also trade on the London Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	46.86	January	41.25	January	53.20	January	54.91	January	60.02	January	78.73
February	48.29	February	39.34	February	56.65	February	57.27	February	61.70	February	79.43
March	52.47	March	41.12	March	52.88	March	56.90	March	63.43	March	80.95
April	52.85	April	44.51	April	54.50	April	59.75	April	66.25	April	84.40
May	50.83	May	43.60	May	53.90	May	58.12	May	66.19	May	85.39
June	51.65	June	43.76	June	54.75	June	59.30	June	67.55	June	83.31
July	48.39	July	41.45	July	50.22	July	55.67	July	70.32	July	81.68
August	48.31	August	43.74	August	49.95	August	57.71	August	71.50
September	49.91	September	44.15	September	50.43	September	58.01	September	71.04
October	44.57	October	47.81	October	53.78	October	59.43	October	74.47
November	41.83	November	50.56	November	56.34	November	58.15	November	77.29
December	43.80	December	52.86	December	57.88	December	58.30	December	79.31

The closing price on August 9, 2007 was $82.38.

ELAN CORPORATION, P.L.C. (ELN)

Elan Corporation, p.l.c. is a biopharmaceutical company focused on the discovery, development and marketing of therapeutic products and services in neurology, pain management, autoimmune and other diseases. The Biopharmaceuticals segment engages in the research, development, and commercialization of therapies in the areas of autoimmune diseases and neurodegenerative diseases. The EDT segment is engaged in developing and manufacturing drug delivery technologies for the pharmaceutical industry. This segment also offers a range of services, which include formulation development, analytical development, clinical trial manufacturing and scale-up, including sterile fill and finish, as well as product registration support. Elan Corporation sells its products primarily to drug wholesalers worldwide. American depositary receipts evidencing American depositary shares of Elan are traded on the New York Stock Exchange. Shares of Elan also trade on the London Stock Exchange and the Irish Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	28.09	January	4.58	January	8.60	January	26.93	January	15.91	January	12.45
February	14.10	February	3.37	February	14.42	February	8.00	February	12.70	February	12.94
March	13.91	March	2.79	March	20.62	March	3.24	March	14.44	March	13.29
April	11.88	April	3.36	April	21.60	April	5.51	April	14.71	April	13.88
May	9.86	May	6.12	May	23.49	May	7.90	May	18.81	May	19.72
June	5.47	June	5.64	June	24.74	June	6.82	June	16.70	June	21.93
July	2.53	July	4.85	July	20.55	July	7.48	July	15.34	July	18.73
August	2.99	August	4.36	August	22.63	August	8.91	August	16.53
September	1.93	September	5.29	September	23.40	September	8.86	September	15.60
October	1.75	October	5.13	October	25.80	October	8.25	October	14.48
November	2.44	November	5.46	November	26.40	November	10.35	November	14.47
December	2.46	December	6.89	December	27.25	December	13.93	December	14.75

The closing price on August 9, 2007 was $19.91.

LM ERICSSON TELEPHONE COMPANY (ERIC)

LM Ericsson Telephone Company and its subsidiaries provide communications networks, related services, and handset technology platforms for mobile and fixed network operators worldwide. The company operates through three segments, Mobile Networks, Fixed Networks, and Professional Services. The Mobile Networks segment provides mobile systems solutions to network operators, including radio base stations, base station and radio network controllers, mobile switching centers, and application nodes. The Fixed Networks segment supplies broadband communications equipment and services to fixed network operators in Latin America and Europe. The Professional Services segment provides consulting, education, systems integration, and managed services, as well as customer support services to the telecommunication industry. The company operates in the United States, Canada, Europe, the Asia Pacific, Latin America, Africa, and the Middle East. American depositary receipts evidencing American depositary shares of Ericsson are included in the Market 2000+ HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	4.34	January	8.13	January	23.01	January	29.33	January	36.48	January	39.79
February	4.22	February	6.49	February	29.01	February	29.31	February	34.10	February	35.76
March	4.18	March	6.36	March	27.76	March	28.20	March	37.72	March	37.09
April	2.49	April	9.06	April	26.67	April	29.45	April	35.47	April	38.17
May	2.22	May	10.04	May	27.99	May	31.43	May	32.03	May	37.98
June	1.44	June	10.63	June	29.90	June	31.95	June	33.04	June	39.89
July	0.96	July	14.26	July	26.71	July	34.36	July	31.48	July	37.41
August	0.73	August	15.48	August	27.04	August	34.91	August	33.40
September	0.36	September	14.70	September	31.24	September	36.84	September	34.47
October	7.89	October	17.08	October	28.91	October	32.80	October	37.82
November	9.83	November	16.25	November	33.25	November	32.58	November	38.87
December	6.74	December	17.70	December	31.49	December	34.40	December	40.23

The closing price on August 9, 2007 was $37.07.

GLAXOSMITHKLINE P.L.C. (GSK)

GlaxoSmithKline plc, together with its subsidiaries, engages in the creation, discovery, development, manufacture, and marketing of pharmaceutical and consumer health-related products. The company operates in two segments, Pharmaceuticals and Consumer Healthcare. The Pharmaceuticals segment manufactures prescription drugs and vaccines that are used in various therapeutic areas, including central nervous system, respiratory, anti-viral, anti-bacterial, oncology and emesis, metabolic, cardiovascular, and urogenital. The Consumer Healthcare segment offers over-the-counter medicines, oral care, and nutritional healthcare products. GlaxoSmithKline operates in the United States, Europe, Japan, Asia Pacific, the Middle East, Latin America, Africa, and Canada. American depositary receipts evidencing American depositary shares of GlaxoSmithKline are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of GlaxoSmithKline also trade on the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	48.22	January	38.76	January	44.00	January	44.57	January	51.24	January	54.13
February	48.95	February	35.05	February	42.62	February	48.22	February	50.82	February	56.14
March	47.00	March	35.19	March	39.95	March	45.92	March	52.31	March	55.26
April	48.05	April	40.52	April	42.00	April	50.55	April	56.88	April	57.78
May	40.75	May	40.01	May	42.45	May	49.70	May	55.30	May	52.18
June	43.14	June	40.54	June	41.46	June	48.51	June	55.80	June	52.37
July	39.50	July	38.31	July	40.95	July	47.44	July	55.33	July	51.08
August	97.89	August	38.83	August	41.14	August	48.72	August	56.78
September	38.43	September	42.40	September	43.73	September	51.28	September	53.23
October	37.69	October	43.29	October	42.40	October	51.99	October	53.25
November	38.00	November	45.88	November	42.54	November	49.57	November	53.13
December	37.46	December	46.62	December	47.39	December	50.48	December	52.76

The closing price on August 9, 2007 was $52.45.

INFINEON TECHNOLOGIES AG (IFX)

Infineon Technologies AG engages in the design, development, and marketing of semiconductors and systems solutions in North America, Europe, and Asia. Its products include standard commodity components, full-custom and semi-custom devices, and application-specific components for memory, analog, digital, and mixed-signal applications. The company’s Automotive, Industrial, and Multimarket segment offers microcontrollers and power semiconductors, discrete semiconductors, modules, sensors, chip card and security integrated circuits (ICs), and application-specific IC design solutions. The company’s Communications segment provides baseband ICs; radio frequency (RF) transceivers; power management ICs; and RF products, such as Bluetooth devices, GPS ICs, tuner ICs, and RF-power components for wireless infrastructure. In addition, the company’s subsidiary, Qimonda AG, designs memory technologies and various memory products on a module, component, and chip level. Infineon’s products are used in computer systems, telecommunications systems, consumer goods, automotive products, industrial automation and control systems, and chip card applications. American depositary receipts evidencing American depositary shares of Infineon are traded on the New York Stock Exchange. Shares of Infineon also trade on the Frankfurt Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	21.66	January	6.97	January	14.85	January	9.27	January	9.43	January	14.39
February	22.75	February	6.47	February	14.10	February	10.34	February	9.21	February	15.32
March	22.60	March	6.70	March	14.65	March	9.55	March	10.28	March	15.57
April	18.04	April	7.61	April	12.62	April	8.40	April	12.22	April	15.53
May	17.17	May	8.96	May	13.51	May	8.82	May	11.37	May	15.57
June	15.49	June	9.59	June	13.60	June	9.25	June	11.16	June	16.53
July	14.49	July	12.75	July	10.96	July	9.82	July	10.76	July	16.37
August	11.34	August	14.70	August	9.81	August	9.40	August	11.83
September	5.70	September	12.89	September	10.22	September	9.92	September	11.83
October	9.71	October	14.70	October	10.93	October	9.34	October	12.16
November	10.21	November	14.09	November	11.00	November	8.95	November	12.93
December	7.19	December	13.71	December	10.90	December	9.10	December	14.03

The closing price on August 9, 2007 was $15.12.

ING GROEP N.V. (ING)

ING Groep N.V. is a financial institution that provides banking, insurance and asset management services. ING provides both retail and wholesale financial services through to private, corporate and institutional clients. The ING family of companies offer financial services to retail and institutional clients which include life insurance, retirement plans, mutual funds, managed accounts, alternative investments, direct banking, institutional investment management, annuities, employee benefits, financial planning, and reinsurance. American depositary receipts evidencing American depositary shares of ING are traded on the New York Stock Exchange. Shares of ING also trade on the Amsterdam, Brussels, Frankfurt, Paris and Swiss Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	25.25	January	15.35	January	25.10	January	28.86	January	35.75	January	44.06
February	23.77	February	13.43	February	24.59	February	30.68	February	37.59	February	42.73
March	26.91	March	11.67	March	22.05	March	30.23	March	39.40	March	42.33
April	26.34	April	16.32	April	21.22	April	27.41	April	40.58	April	45.61
May	26.48	May	16.32	May	22.67	May	27.73	May	39.21	May	44.44
June	25.43	June	17.53	June	23.70	June	28.05	June	39.32	June	43.97
July	21.19	July	20.11	July	23.11	July	30.24	July	40.50	July	42.18
August	21.93	August	19.73	August	24.44	August	29.22	August	43.43
September	14.04	September	18.50	September	25.28	September	29.79	September	43.98
October	16.57	October	20.84	October	26.63	October	28.86	October	44.33
November	18.81	November	21.56	November	27.43	November	32.34	November	42.79
December	16.84	December	23.41	December	30.25	December	34.82	December	44.17

The closing price on August 9, 2007 was $41.73.

IONA TECHNOLOGIES P.L.C. (IONA)

IONA Technologies PLC, together with its subsidiaries, provides infrastructure software. The company offers Artix and Orbix product families, as well as Celtix family of open source distributed SOA infrastructure software products. The company also offers professional services, including customer support and maintenance, as well as design, consultation, education, and product implementation services. IONA Technologies serves various customers in the financial services, telecommunications, manufacturing/distribution, government, healthcare, and information technology sectors. American depositary receipts evidencing American depositary shares of IONA are traded through the Nasdaq National Market System. Shares of IONA also trade on the Irish Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	20.40	January	2.80	January	7.25	January	5.30	January	3.47	January	5.25
February	13.95	February	2.91	February	7.12	February	4.75	February	3.53	February	5.89
March	16.93	March	2.08	March	7.50	March	4.00	March	4.21	March	6.28
April	12.15	April	1.36	April	5.67	April	2.99	April	4.54	April	5.37
May	9.98	May	2.10	May	5.13	May	3.41	May	4.16	May	5.12
June	5.30	June	2.21	June	4.08	June	3.05	June	4.34	June	5.45
July	2.10	July	2.20	July	3.18	July	2.70	July	4.20	July	4.00
August	2.05	August	2.42	August	4.18	August	3.29	August	4.32
September	2.08	September	2.40	September	4.07	September	2.94	September	4.50
October	2.35	October	4.19	October	3.83	October	3.13	October	5.32
November	3.16	November	4.81	November	5.17	November	2.99	November	5.42
December	2.85	December	5.01	December	5.05	December	2.95	December	4.92

The closing price on August 9, 2007 was $3.54.

KONINKLIJKE PHILIPS ELECTRONICS N.V. (PHG)

Koninklijke Philips Electronics N.V. operates as an electronics company with activities in the domains of healthcare, lifestyle, and technology. The company operates in four segments: Medical Systems, Domestic Appliances and Personal Care, Consumer Electronics, and Lighting. The Medical Systems segment offers X-ray, magnetic resonance, and computed tomography products; nuclear medicine; patient monitoring and ultrasound systems; defibrillators and other cardiac care technologies; picture archiving and communications systems; medical transcription services; and customer services. The Domestic Appliances and Personal Care segment offers shaving and beauty, domestic appliances, health and wellness, and oral healthcare products. The Consumer Electronics segment offers flat TV; home theater in a box systems; DVD, DVD+RW, and hard-disc recording systems; voice over Internet protocol (VoIP) cordless digital phones; HD and Internet protocol TV set-top boxes; remote controls; digital photo displays; peripherals and accessories, such as headphones, cables, and recordable media. The Lighting segment provides incandescent and halogen lamps, compact and normal fluorescent lamps, gas-discharge and special lamps, automotive lighting products, luminaires, electromagnetic and electronic ballasts, and solid-state components, modules, and systems. The company sells its products to customers primarily in Europe, Africa, North America, Latin America, and the Asia Pacific. New York registered shares of Philips Electronics are traded on the New York Stock Exchange. Shares of Philips also trade on the Amsterdam Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	27.35	January	17.19	January	30.16	January	26.08	January	33.67	January	39.15
February	25.96	February	16.70	February	30.42	February	27.72	February	32.52	February	36.72
March	30.22	March	15.59	March	28.98	March	27.52	March	33.65	March	38.10
April	31.01	April	18.68	April	26.81	April	24.79	April	34.48	April	41.04
May	30.60	May	19.66	May	27.35	May	25.62	May	31.61	May	42.42
June	27.60	June	19.11	June	27.20	June	25.19	June	31.14	June	42.32
July	22.54	July	20.77	July	24.23	July	27.12	July	32.93	July	40.40
August	20.20	August	24.40	August	23.20	August	26.55	August	34.32
September	14.53	September	22.92	September	22.91	September	26.68	September	35.01
October	17.70	October	26.84	October	23.82	October	26.16	October	34.83
November	21.62	November	28.42	November	25.74	November	27.94	November	37.32
December	17.68	December	29.09	December	26.50	December	31.10	December	37.58

The closing price on August 9, 2007 was $38.10.

MILLICOM INTERNATIONAL CELLULAR S.A. (MICC)

Millicom International Cellular S.A. and its subsidiaries provide mobile telecommunication services. The company offers prepaid services using mass market distribution methods; provides local and long distance telephony, broadband Internet, fixed wireless telephony, and public telephony services; and operates an international gateway, a high-speed data business, and a television station. The company operates in El Salvador, Guatemala, and Honduras in Central America; in Bolivia, Colombia, and Paraguay in South America; in Chad, the Democratic Republic of Congo, Ghana, Mauritius, Senegal, Sierra Leone, and Tanzania in Africa; and in Cambodia, Laos, and Sri Lanka in Asia. American depositary receipts evidencing New York registered shares of Millicom are traded through the Nasdaq National Market System. Shares of Millicom also trade on the Stockholm Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	8.17	January	1.37	January	18.25	January	21.39	January	38.50	January	66.44
February	4.68	February	1.17	February	22.39	February	22.43	February	41.87	February	71.90
March	5.04	March	1.55	March	22.00	March	20.27	March	47.08	March	78.36
April	3.22	April	2.39	April	25.13	April	17.81	April	49.18	April	81.25
May	3.27	May	4.99	May	23.04	May	17.88	May	45.15	May	85.08
June	1.20	June	6.55	June	21.87	June	18.36	June	45.43	June	91.64
July	0.90	July	8.36	July	16.87	July	21.24	July	34.99	July	80.30
August	0.75	August	9.99	August	15.41	August	19.21	August	39.02
September	0.49	September	11.26	September	18.20	September	18.42	September	40.92
October	0.67	October	15.40	October	19.87	October	19.03	October	49.88
November	1.38	November	19.94	November	22.16	November	23.04	November	57.26
December	1.33	December	17.50	December	22.39	December	26.84	December	61.64

The closing price on August 9, 2007 was $79.47.

NOKIA CORPORATION (NOK)

Nokia Corporation engages in the manufacture of mobile devices and mobile networks. The company also provides equipment, solutions, and services for network operators, service providers, and corporations. The company operates in four segments: Mobile Phones, Multimedia, Enterprise Solutions, and Networks. The Mobile Phones segment offers mobile phones and devices based on GSM/EDGE, 3G/WCDMA, and CDMA cellular technologies. The Multimedia segment offers advanced mobile multimedia computers and applications with connectivity over multiple technology standards. The Enterprise Solutions segment offers various products and solutions, including enterprise-grade mobile devices, underlying security infrastructure, software, and services for businesses and institutions. The Networks segment provides network infrastructure, communications, and networks service platforms, as well as professional services to operators and service providers. The company has its operations in Europe, the Middle East, Africa, China, the Asia-Pacific, North America, and Latin America.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	23.45	January	14.39	January	20.66	January	15.28	January	18.38	January	22.10
February	20.77	February	13.23	February	21.77	February	16.14	February	18.58	February	21.83
March	20.74	March	14.01	March	20.28	March	15.43	March	20.72	March	22.92
April	16.26	April	16.57	April	14.01	April	15.98	April	22.66	April	25.25
May	13.88	May	18.04	May	13.74	May	16.86	May	21.47	May	27.38
June	14.48	June	16.43	June	14.54	June	16.64	June	20.26	June	28.11
July	12.40	July	15.30	July	11.62	July	15.95	July	19.85	July	28.64
August	13.29	August	16.29	August	11.87	August	15.77	August	20.88
September	13.25	September	15.60	September	13.72	September	16.91	September	19.69
October	16.62	October	16.99	October	15.42	October	16.82	October	19.88
November	19.21	November	17.89	November	16.17	November	17.08	November	20.22
December	15.50	December	17.00	December	15.67	December	18.30	December	20.32

The closing price on August 9, 2007 was $29.63.

NOVARTIS AG (NVS)

Novartis AG engages in the research, development, manufacture, and sale of health care products. The company operates in four divisions. The Pharmaceuticals division offers pharmaceuticals in various therapeutic areas, including cardiovascular and metabolism, oncology and hematology, neuroscience, respiratory, infectious diseases, transplantation and immunology, ophthalmics, dermatology, gastrointestinal and urinary, and arthritis and bones. The Vaccines and Diagnostics division develops influenza vaccines, such as meningococcal, pediatric, and travel vaccines; and blood-screening tools for blood testing and diagnostics of molecules. The Sandoz division develops and produces generic pharmaceuticals along with pharmaceutical and biotechnological active substances. The Consumer Health division comprises four units: Over-The-Counter Medicines (OTC), Animal Health, Gerber, and CIBA Vision. The OTC unit covers over-the-counter self medications. The Animal Health unit offers veterinary products for farm and companion animals. The Gerber unit provides foods and other products and services that serve the needs of babies and infants. The CIBA Vision unit offers contact lenses, lens care products, and ophthalmic products. The company offers its products to physicians, pharmacists, hospitals, insurance groups, and managed care organizations primarily in the United States and Europe. American depositary receipts evidencing American depositary shares of Novartis are traded on the New York Stock Exchange. Shares of Novartis also trade on the Swiss Stock Exchange and the London International Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	34.63	January	37.08	January	45.15	January	47.88	January	55.16	January	57.69
February	37.96	February	36.58	February	44.15	February	49.97	February	53.25	February	55.43
March	39.60	March	37.06	March	42.60	March	46.78	March	55.44	March	54.63
April	41.97	April	39.48	April	44.80	April	48.73	April	57.51	April	58.09
May	42.82	May	40.00	May	45.17	May	48.83	May	55.48	May	56.18
June	43.83	June	39.81	June	44.50	June	47.44	June	53.92	June	56.07
July	41.13	July	38.59	July	44.66	July	48.71	July	56.22	July	53.95
August	40.45	August	36.97	August	46.45	August	48.75	August	57.12
September	39.73	September	38.84	September	46.67	September	51.00	September	58.44
October	37.94	October	38.37	October	48.01	October	53.82	October	60.73
November	38.00	November	42.20	November	48.05	November	52.40	November	58.41
December	36.73	December	45.89	December	50.54	December	52.48	December	57.44

The closing price on August 9, 2007 was $54.91.

QIAGEN N.V. (QGEN)

Qiagen N.V., through its subsidiaries, engages in the development, manufacture, and marketing of products for the handling, separation, purification, and subsequent use of nucleic acids and proteins. The company offers sample and assay consumable products, which include disposable sample processing devices and/or other proprietary technologies; reagents and buffers; and a technical handbook that includes a detailed protocol and background information. The company also offers PCR assays, which allow PCR-based detection of viral, bacterial and parasite, human, and animal pathogens, as well as pharmacogenomic genotyping; and various products, including sample and assay technologies for research in the areas of epigenetics, gene expression, micro RNA, proteomics, RNAi, and molecular diagnostics. In addition, the company offers BioRobot systems that offer walk-away automation of sample and assay technologies in low, medium, or high throughput scale, as well as reaction set-up and other laboratory tasks; QIAcube, which allows users in research in life sciences, applied testing, and molecular diagnostic to automate the processing of the company’s consumable products; and instruments to OEM partners. The company also offers customer services, siRNA synthesis, whole genome amplification services, DNA sequencing, and non-cGMP DNA production on a contract basis; and sells and/or licenses technology. The company serves academic institutions and governmental laboratories, as well as pharmaceutical and biotechnology companies worldwide. New York registered shares of Qiagen are traded through the Nasdaq National Market System. Shares of Qiagen also trade on the Frankfurt Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	19.01	January	5.67	January	13.03	January	10.76	January	11.84	January	17.27
February	15.30	February	5.84	February	13.31	February	12.47	February	14.91	February	16.39
March	14.89	March	5.81	March	13.15	March	11.94	March	14.91	March	17.18
April	13.10	April	6.31	April	11.85	April	13.00	April	14.90	April	17.73
May	15.06	May	9.40	May	11.10	May	11.98	May	14.25	May	17.43
June	11.65	June	8.12	June	12.11	June	11.54	June	13.72	June	17.79
July	6.91	July	8.89	July	9.85	July	13.28	July	15.21	July	17.20
August	5.97	August	12.51	August	8.94	August	12.62	August	14.46
September	4.59	September	10.61	September	11.45	September	13.04	September	15.84
October	6.70	October	11.74	October	10.62	October	11.86	October	15.81
November	6.50	November	11.21	November	10.81	November	11.23	November	14.59
December	5.19	December	11.96	December	10.95	December	11.75	December	15.13

The closing price on August 9, 2007 was $17.61.

REPSOL YPF, S.A. (REP)

Repsol YPF, S.A. operates as an integrated oil and gas company in Spain. The company engages in the exploration, development, and production of crude oil and natural gas; transportation of petroleum products, liquid petroleum gas (LPG), and natural gas; petroleum refining; petrochemical production; and marketing of petroleum products, petroleum derivatives, petrochemicals, LPG, and natural gas. The company is also involved in natural gas retailing and electricity generation. The company sells gasoline under Repsol, Campsa, and Petronor brand names and operates in Argentina, Brazil, Bolivia, and internationally. American depositary receipts evidencing American depositary shares of Repsol are traded on the New York Stock Exchange. Shares of Repsol also trade on the Madrid and Buenos Aires Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	12.04	January	14.48	January	20.31	January	25.58	January	27.21	January	32.93
February	12.24	February	14.02	February	20.59	February	27.33	February	28.01	February	31.64
March	12.70	March	14.34	March	20.81	March	26.55	March	28.50	March	33.54
April	12.25	April	14.55	April	20.88	April	25.29	April	29.86	April	32.88
May	11.84	May	15.74	May	21.15	May	25.06	May	28.05	May	36.69
June	11.83	June	16.17	June	21.86	June	25.13	June	28.06	June	38.70
July	12.23	July	15.86	July	21.30	July	27.87	July	28.27	July	37.63
August	13.06	August	16.93	August	20.74	August	29.56	August	28.72
September	11.98	September	16.47	September	21.92	September	32.31	September	29.83
October	11.06	October	17.37	October	21.67	October	29.81	October	33.45
November	12.52	November	17.49	November	24.36	November	29.52	November	36.05
December	13.08	December	19.55	December	26.10	December	29.41	December	34.50

The closing price on August 9, 2007 was $37.73.

RYANAIR HOLDINGS P.L.C. (RYAAY)

Ryanair Holdings p.l.c. is a low-fare passenger airline offering point-to-point routes between Ireland, the United Kingdom, and Continental Europe. The company also provides various ancillary services, including in-flight sale of beverages, food and merchandise, and Internet-related services; distribution of accommodation services and travel insurance; and provision of car rentals through its Web site and telephone reservation offices. American depositary receipts evidencing American depositary shares of Ryanair are traded through the Nasdaq National Market System. Shares of Ryanair also trade on the Irish Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	16.12	January	19.77	January	17.50	January	23.42	January	27.37	January	43.31
February	15.96	February	19.10	February	17.31	February	21.85	February	26.55	February	44.85
March	15.01	March	20.82	March	17.09	March	21.89	March	27.35	March	44.79
April	15.50	April	19.83	April	16.66	April	20.05	April	23.54	April	46.67
May	15.31	May	20.73	May	15.35	May	22.84	May	24.50	May	41.29
June	17.43	June	22.46	June	16.39	June	22.42	June	26.36	June	37.75
July	16.08	July	21.34	July	15.65	July	23.41	July	28.25	July	41.49
August	16.35	August	21.19	August	15.52	August	22.90	August	27.43
September	16.94	September	20.23	September	14.60	September	22.76	September	31.65
October	18.60	October	25.58	October	14.39	October	24.78	October	33.41
November	21.91	November	23.42	November	19.58	November	24.91	November	38.29
December	19.58	December	25.33	December	20.38	December	28.00	December	40.75

The closing price on August 9, 2007 was $41.50.

SANOFI-AVENTIS (SNY)

Sanofi-Aventis engages in the research, development, manufacture, and marketing of healthcare products worldwide. The company has two business activities, pharmaceuticals and human vaccines. The former specializes in various therapeutic areas, such as thrombosis, cardiovascular, metabolic disorders, oncology, central nervous system, and internal medicine. The latter offers pediatric combination vaccines that provide protection against pertussis, diphtheria, tetanus, and haemophilus influenzae type b infections. American depositary receipts evidencing American depositary shares of Sanofi-Aventis are traded on the New York Stock Exchange. Shares of Sanofi-Aventis also trade on the Paris and Frankfurt Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	26.75	January	35.66	January	37.22	January	46.00	January	44.08
February	*	February	26.70	February	34.30	February	39.91	February	42.63	February	42.41
March	*	March	25.55	March	32.67	March	42.34	March	47.45	March	43.51
April	*	April	30.01	April	31.10	April	44.37	April	47.04	April	45.86
May	*	May	32.03	May	33.17	May	45.00	May	47.27	May	48.10
June	*	June	29.15	June	31.99	June	40.99	June	48.70	June	40.27
July	29.30	July	27.97	July	33.05	July	43.30	July	47.39	July	41.75
August	30.40	August	28.18	August	35.60	August	42.76	August	44.95
September	28.50	September	30.22	September	36.61	September	41.55	September	44.47
October	30.40	October	30.90	October	36.50	October	40.12	October	42.69
November	29.30	November	33.72	November	37.76	November	40.21	November	44.01
December	30.40	December	37.75	December	40.05	December	43.90	December	46.17

The closing price on August 9, 2007 was $41.23.

SAP AG (SAP)

SAP AG engages in the development, marketing, and sale of enterprise application software products for corporations, government agencies, and educational institutions in Europe, the Middle East, Africa, and the Americas. The company offers SAP Business One, which provides capabilities for work involved in managing a small business, such as bookkeeping, reporting, sales and marketing, purchasing, and warehousing and inventory; and SAP All-in-One that offers preconfigured industry-specific solutions for deployment to midsize companies. The company offers business applications that include SAP ERP, which consists of SAP ERP Human Capital Management, SAP ERP Financials, SAP ERP Operations, and SAP ERP Corporate Services; SAP Customer Relationship Management; SAP Product Lifecycle Management; SAP Supply Chain Management; and SAP Supplier Relationship Management, as well as offers cross-industry optional applications, such as SAP Global Trade Management, Environment, Health and Safety, Duet, and SAP solutions for radio frequency identification. Its industry-specific applications include SAP Apparel and Footwear application for the consumer products industry; and SAP Reinsurance Management application for the insurance industry. The company also provides SAP xApps composite applications for analytics; SAP xApps composite applications for governance, risk, and compliance; SAP xApps composite applications for mobile business and personal productivity; and SAP xApps Certified composite applications. In addtion, SAP AG offers consulting, implementation, and optimization services; training and tools to assist SAP customers and partners; and a portfolio of Managed Services, including application management services and hosting services, and running and managing SAP solutions on behalf of customers. .

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	35.06	January	23.50	January	41.46	January	38.72	January	51.37	January	46.34
February	34.17	February	20.90	February	39.60	February	40.55	February	51.10	February	46.02
March	37.20	March	18.96	March	39.31	March	40.08	March	54.32	March	44.65
April	32.60	April	25.51	April	37.28	April	39.43	April	54.63	April	48.00
May	25.80	May	28.48	May	40.40	May	41.25	May	52.63	May	47.74
June	24.29	June	29.22	June	41.81	June	43.30	June	52.52	June	51.07
July	18.70	July	29.35	July	40.01	July	42.82	July	45.63	July	53.92
August	19.25	August	29.94	August	36.46	August	42.67	August	47.74
September	11.25	September	30.41	September	38.95	September	43.33	September	49.50
October	19.14	October	36.54	October	42.65	October	42.94	October	49.64
November	22.25	November	38.55	November	44.50	November	45.15	November	52.22
December	19.50	December	41.56	December	44.21	December	45.07	December	53.10

The closing price on August 9, 2007 was $54.51.

SHIRE P.L.C. (SHPGY)

Shire p.l.c. is a global pharmaceutical company that focuses on products for nervous system, gastro-intestinal, renal disorders and human genetic therapies. The company markets its products through distributors in the United States, Canada, and Europe. American depositary receipts evidencing American depositary shares of Shire Pharmaceuticals shares are included in the Biotech HOLDRS and are traded through the Nasdaq National Market System. Shares of Shire Pharmaceuticals also trade on the London Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	34.90	January	16.93	January	29.25	January	35.00	January	48.75	January	63.48
February	23.78	February	15.73	February	30.86	February	33.67	February	47.58	February	64.47
March	23.47	March	18.53	March	29.32	March	34.28	March	46.49	March	61.90
April	22.20	April	19.95	April	27.74	April	31.08	April	47.36	April	69.89
May	27.39	May	20.75	May	27.60	May	32.00	May	44.19	May	69.75
June	25.81	June	19.70	June	26.72	June	32.80	June	44.23	June	74.13
July	25.50	July	23.43	July	26.66	July	35.00	July	48.51	July	73.79
August	29.19	August	23.21	August	25.90	August	38.12	August	51.25
September	24.77	September	22.10	September	28.65	September	36.99	September	49.39
October	23.36	October	22.88	October	28.40	October	35.84	October	54.85
November	20.68	November	25.00	November	30.03	November	36.54	November	60.60
December	18.89	December	29.06	December	31.95	December	38.79	December	61.76

The closing price on August 9, 2007 was $73.85.

SKILLSOFT P.L.C. (SKIL)

SkillSoft p.l.c. is a provider of e-learning content and software for business and information technology professionals. The company also provides online mentoring services, IT and business books to online subscribers, executive content services, and professional services. Shares of SkillSoft p.l.c. are traded on the Nasdaq National Market System.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	*	January	2.86	January	8.70	January	5.17	January	5.65	January	6.95
February	*	February	2.85	February	10.01	February	4.07	February	5.37	February	7.06
March	10.50	March	2.65	March	12.77	March	3.68	March	5.24	March	8.36
April	6.45	April	3.72	April	12.50	April	3.89	April	5.46	April	8.07
May	5.51	May	4.17	May	10.00	May	3.67	May	5.73	May	9.21
June	3.40	June	5.05	June	7.60	June	3.45	June	6.12	June	9.29
July	3.41	July	6.52	July	6.24	July	3.87	July	5.79	July	8.51
August	4.33	August	7.52	August	6.12	August	3.85	August	6.35
September	3.30	September	7.45	September	6.69	September	4.58	September	6.38
October	4.01	October	7.98	October	6.83	October	4.19	October	6.33
November	3.74	November	7.73	November	7.22	November	4.96	November	6.25
December	2.75	December	8.65	December	5.65	December	5.50	December	6.21

The closing price on August 9, 2007 was $7.42.

STMICROELECTRONICS N.V. (STM)

STMicroelectronics N.V. engages in the design, development, manufacture, and marketing of a range of semiconductor products. The company operates in two segments, Semiconductors and Subsystems. The Semiconductors segment designs, develops, manufactures, and markets discrete, memories, and standard commodity components, application-specific integrated circuits, custom devices and semi-custom devices, and application-specific standard products for analog, digital, and mixed-signal applications. In addition, this segment manufactures and sells silicon chips and smart cards; and offers home, personal, and communication products. This segment also offers microcontroller and industrial devices; and discrete power devices, such as power transistors, as well as standard linear and logic ICs, and radio frequency products. The Subsystems segment manufactures and markets subsystems and modules for the telecom, automotive, and industrial markets, including mobile phone accessories, battery chargers, ISDN power supplies, and in-vehicle equipment for electronic toll payment. It sells its products through distributors and retailers. New York registered shares of STMicroelectronics are traded on the New York Stock Exchange. Shares of STMicroelectronics also trade on the Paris and Italian Stock Exchanges and are also quoted on SEAQ International.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	31.31	January	18.36	January	26.84	January	16.73	January	18.43	January	18.73
February	29.46	February	18.61	February	25.85	February	17.79	February	16.95	February	19.46
March	33.92	March	18.90	March	23.60	March	16.66	March	18.39	March	19.20
April	30.79	April	20.59	April	21.77	April	14.20	April	18.30	April	19.46
May	26.90	May	22.81	May	22.55	May	15.57	May	16.40	May	19.28
June	24.33	June	20.79	June	22.01	June	15.94	June	16.07	June	19.19
July	21.29	July	21.39	July	18.66	July	17.25	July	14.96	July	17.16
August	20.14	August	24.94	August	17.11	August	16.56	August	16.49
September	13.53	September	24.05	September	17.28	September	17.28	September	17.26
October	19.67	October	26.64	October	18.51	October	16.47	October	17.36
November	25.40	November	27.87	November	20.00	November	17.60	November	18.12
December	19.51	December	27.01	December	19.32	December	18.00	December	18.40

The closing price on August 9, 2007 was $17.76.

TELEFONICA S.A. (TEF)

Telefonica, S.A., a diversified telecommunications group, provides fixed and mobile telephony services through telecommunication networks principally in Spain, Europe, and Latin America. The company’s fixed line telecommunication services, include public switched telephone network lines; integrated services digital network access; public telephone services; local, domestic, and international long distance and fixed-to-mobile communications services; corporate communications services; supplementary value-added services; video telephony; network services; leasing and sale of terminal equipment; and telephony information services. The company’s Internet and broadband multimedia services include narrowband switched access to Internet; portal and network services; retail and wholesale broadband access through asymmetrical digital subscriber line and satellite technologies; residential-oriented value-added services; IPTV, cable television, and satellite television; voice-over-Internet protocol services. The company’s mobile services include wireless voice services, wireless data and Internet services, roaming, fixed wireless, trunking and paging, and M-payment services. American depositary receipts evidencing American depositary shares of Telefonica are traded on the New York Stock Exchange. Shares of Telefonica also trade on the Buenos Aires, Frankfurt, Lima, London, Madrid, Paris, Sao Paulo and Tokyo Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	32.18	January	27.53	January	45.00	January	52.41	January	45.73	January	65.94
February	31.80	February	27.21	February	47.32	February	53.03	February	46.22	February	64.38
March	30.60	March	26.97	March	43.79	March	49.97	March	46.97	March	66.40
April	29.87	April	31.97	April	42.43	April	49.04	April	47.99	April	67.65
May	29.02	May	32.80	May	41.97	May	48.50	May	49.14	May	68.44
June	22.97	June	33.24	June	42.91	June	48.90	June	49.74	June	66.76
July	24.86	July	33.48	July	41.03	July	50.45	July	50.67	July	70.23
August	25.47	August	34.13	August	41.27	August	49.78	August	51.43
September	20.64	September	34.09	September	43.26	September	49.32	September	51.81
October	26.11	October	35.96	October	47.91	October	47.95	October	57.70
November	27.93	November	37.33	November	50.53	November	44.22	November	60.97
December	24.56	December	42.49	December	54.33	December	45.02	December	63.75

The closing price on August 9, 2007 was $72.49.

TOTAL S.A. (TOT)

TOTAL S.A. operates as an energy company, with operations worldwide. Its operations are conducted through three business segments: Upstream, Downstream and Chemicals. The Upstream segment includes exploration, development and production activities, as well as TOTAL’s coal and gas and power operations. The Downstream segment sells substantially all of the crude oil produced by TOTAL, purchases most of the crude oil required to supply its refineries, operates refineries and markets petroleum products worldwide through both retail and non-retail activities, and conducts TOTAL’s bulk trading. The Chemicals segment includes petrochemicals, fertilizers, elastomer processing and a unit combining vinyl products, industrial chemicals, and performance products. In addition, Total is involved in the coal mining, cogeneration and electricity sectors. American depositary receipts evidencing American depositary shares of Total Fina are included in the Market 2000+ HOLDRS and are traded on the New York Stock Exchange. Shares of Total Fina also trade on the Paris Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	35.18	January	33.96	January	44.15	January	53.78	January	69.16	January	68.05
February	36.78	February	32.88	February	46.00	February	59.60	February	63.07	February	67.32
March	38.30	March	31.64	March	46.00	March	58.62	March	65.87	March	69.78
April	37.86	April	36.78	April	46.06	April	55.46	April	69.01	April	73.69
May	38.84	May	73.55	May	47.04	May	55.60	May	65.21	May	75.45
June	40.45	June	37.90	June	48.04	June	58.43	June	65.52	June	80.98
July	36.28	July	36.80	July	48.68	July	62.50	July	68.23	July	78.61
August	35.66	August	38.51	August	49.00	August	65.92	August	67.43
September	32.93	September	37.90	September	51.09	September	67.91	September	65.94
October	34.01	October	39.04	October	52.14	October	63.01	October	68.14
November	33.38	November	44.39	November	54.80	November	62.35	November	71.46
December	35.75	December	46.26	December	54.92	December	63.20	December	71.92

The closing price on August 9, 2007 was $73.80.

UBS AG (UBS)

UBS AG provides investment banking and securities, wealth management, asset management, and retail and corporate banking services worldwide. UBS’s clients include international corporations, small and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. Global shares of UBS are traded on the New York Stock Exchange. Shares of UBS also trade on the Zurich Stock Exchange and the Tokyo Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	22.75	January	21.96	January	35.84	January	40.69	January	54.40	January	63.01
February	23.22	February	20.85	February	37.01	February	43.38	February	53.12	February	59.12
March	24.88	March	21.35	March	37.25	March	42.20	March	54.99	March	59.43
April	24.25	April	23.73	April	35.40	April	40.15	April	58.42	April	64.90
May	25.95	May	27.36	May	36.05	May	38.67	May	56.61	May	65.24
June	24.95	June	27.70	June	35.53	June	38.92	June	54.85	June	60.01
July	22.15	July	29.15	July	33.38	July	40.98	July	54.40	July	55.07
August	23.51	August	27.19	August	33.74	August	41.05	August	56.77
September	20.50	September	28.12	September	35.17	September	42.75	September	59.31
October	23.63	October	30.67	October	36.24	October	42.83	October	59.84
November	25.09	November	32.09	November	40.50	November	45.96	November	60.22
December	24.06	December	34.00	December	41.92	December	47.58	December	60.33

The closing price on August 9, 2007 was $55.29.

UNILEVER N.V. (UN)

Unilever N.V. is the parent company of a group of companies primarily engaged in supplying consumer goods in foods, household care and personal product categories. Unilever’s operations are organized into two global divisions: foods and home and personal care. Unilever’s products include culinary, frozen food, deodorant, hair care, laundry, cooking, skin and oral care and fragrance products. New York registered shares of Unilever trade on the New York Stock Exchange. Shares of Unilever also trade on the Amsterdam, Frankfurt and Zurich Stock Exchanges.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	18.78	January	18.90	January	22.49	January	21.77	January	23.40	January	26.69
February	19.43	February	18.89	February	24.23	February	22.30	February	23.20	February	25.98
March	18.93	March	19.81	March	23.15	March	22.81	March	23.07	March	29.22
April	21.57	April	20.99	April	21.98	April	21.48	April	24.00	April	30.50
May	21.84	May	19.50	May	21.99	May	22.18	May	22.63	May	29.80
June	21.60	June	18.00	June	22.84	June	21.61	June	22.55	June	31.02
July	18.78	July	18.83	July	20.44	July	22.30	July	23.68	July	30.26
August	19.72	August	18.66	August	20.02	August	23.07	August	23.84
September	19.82	September	19.73	September	19.27	September	23.82	September	24.54
October	21.34	October	19.55	October	19.43	October	23.44	October	24.20
November	19.38	November	20.03	November	21.00	November	22.33	November	26.49
December	20.57	December	21.63	December	22.24	December	22.88	December	27.25

The closing price on August 9, 2007 was $29.27.

VODAFONE GROUP PLC. (VOD)

Vodafone Group Public Limited Company provides voice and data communications services for consumer and enterprise customers in Europe, the Middle East, Africa, the Asia Pacific, and the United States. The company’s products and services include voice services; short messaging service; Vodafone live! portal, an integrated communications and multimedia proposition, through which customers access various online services, such as games, ring tones, news, sports, and information; Mobile Connect data card, which provides access to existing business information systems, such as email, corporate applications, company intranets, and the Internet; and wireless, roaming, and other business services. The company distributes its products and services directly, as well as through third-party service providers, independent dealers, distributors, and retailers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	21.70	January	18.85	January	25.60	January	25.98	January	21.11	January	29.39
February	19.00	February	18.10	February	24.97	February	26.29	February	19.32	February	27.90
March	18.43	March	18.22	March	23.90	March	26.56	March	20.90	March	26.86
April	16.20	April	19.76	April	24.54	April	26.14	April	23.70	April	28.73
May	14.93	May	21.91	May	23.76	May	25.18	May	23.00	May	31.43
June	13.65	June	19.65	June	22.10	June	24.32	June	21.30	June	33.63
July	15.17	July	18.98	July	21.73	July	25.83	July	21.68	July	30.35
August	15.99	August	18.30	August	22.90	August	27.25	August	21.69
September	12.83	September	20.25	September	24.11	September	25.97	September	22.86
October	15.92	October	21.15	October	25.79	October	26.26	October	25.85
November	18.75	November	23.35	November	27.27	November	21.55	November	26.36
December	18.12	December	25.04	December	27.38	December	21.47	December	27.78

The closing price on August 9, 2007 was $32.30.

WPP GROUP P.L.C. (WPPGY)

WPP Group plc, together with its subsidiaries, provides advertising and communications services worldwide. The company operates in four segments. The Advertising and Media Investment Management segment engage in the design and production of advertisements for various types of media, such as television, cable, the Internet, radio, magazines, newspapers, and outdoor locations, such as billboards. The Information, Insight, and Consultancy segment offers research services, such as strategic market studies, brand positioning and equity research, customer satisfaction surveys, product development, international research, and advanced modeling; advertising research; media planning databases and new product development projects; and online consumer panel access for tracking and ad hoc studies. The Public Relations and Public Affairs segment advices clients who are seeking to communicate with consumers, governments, and/or the business and financial communities. The Branding and Identity, Healthcare, and Specialist Communications segment activities include branding and identity; healthcare communications; direct digital, promotional, and interactive marketing; and other communications services, including custom media, demographic and sector marketing, as well as sports marketing, and media and film production services. WPP operates in North America, the United Kingdom, Continental Europe, Asia Pacific, Latin America, Africa, and the Middle East. American depositary receipts evidencing American depositary shares of WPP Group are traded through the Nasdaq National Market System. Shares of WPP Group also trade on the London Stock Exchange.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price

January	49.90	January	35.61	January	55.88	January	54.26	January	55.57	January	73.68
February	52.81	February	30.68	February	56.11	February	57.50	February	57.99	February	72.53
March	56.46	March	27.52	March	50.91	March	56.73	March	60.01	March	75.99
April	52.94	April	35.58	April	49.29	April	54.11	April	61.69	April	74.26
May	51.69	May	41.21	May	50.00	May	53.16	May	61.61	May	73.84
June	44.08	June	40.07	June	51.23	June	51.05	June	60.29	June	74.75
July	38.24	July	44.50	July	46.66	July	52.67	July	59.08	July	71.55
August	36.98	August	45.98	August	45.26	August	51.67	August	60.72
September	34.10	September	42.12	September	46.61	September	51.12	September	61.73
October	33.95	October	47.98	October	50.26	October	49.26	October	64.00
November	41.62	November	48.16	November	54.89	November	49.15	November	66.21
December	37.88	December	49.30	December	54.67	December	54.00	December	67.78

The closing price on August 9, 2007 was $72.70.

1,000,000,000 Depositary Receipts

Europe 2001 HOLDRS(SM) Trust

___________________________________

PROSPECTUS

___________________________________

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2007.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	*
	Name:	Joseph F. Regan
	Title:	First Vice President, Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated below on August 14, 2007.

	Signature	Title

	*	Chief Executive Officer, Chairman of the Board
Robert J. McCann

	*	Director and Senior Vice President
Carlos M. Morales

	*	Director and Senior Vice President
Candance E. Browning

	*	Director and Executive Vice President
Gregory J. Fleming

	*	First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

*By:	/s/ Mitchell M. Cox	Attorney-in-Fact
Mitchell M. Cox

INDEX TO EXHIBITS

Exhibits

*4.1

Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 3 to the Standard Terms for Depositary Trust Agreements, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*5.1

Opinion of Shearman & Sterling LLP regarding the validity of the Europe 2001 HOLDRS Receipts, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*8.1

Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*8.2

Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 3 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on August 22, 2000 as an exhibit to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.
*24.2	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone
*24.3	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales
*24.4	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.
*24.5	Power of Attorney of Robert J. McCann and Joseph F. Regan.

__________________

* Previously filed.

II-4